UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                                 Form 8-K/A

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) August 8, 2002



                  VOYAGER ENTERTAINMENT INTERNATIONAL, INC.
       (Exact name of registrant as specified in charter)


North Dakota                                                      45-0420093
(State of other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                        Identification Number)

4483 West Reno Avenue
Las Vegas, Nevada                                                      89118
(Address of Principal Executive Office)                           (Zip Code)

                               (702) 221-8070
              (Registrant's Executive Office Telephone Number)

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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT
     Not applicable.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
     Not applicable.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP
     Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On August 8, 2002 Merdinger, Fruchter, Rosen & Corso, P.C. was dismissed as the registrant's independent accountant.

     The registrant has appointed Stonefield Josephson, Inc., as Registrant's independent accountants for the fiscal year ending December 31, 2002. This is a change in accountants recommended by Registrant's Executive Management and approved by Registrant's Board of Directors. Stonefield Josephson, Inc. was engaged by Registrant on August 8, 2002.

     The audit reports issued by Merdinger, Fruchter, Rosen & Corso, P.C. with respect to the registrant and its subsidiaries financial statements for January 31, 2002, December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and any subsequent interim period through August 8, 2002, there were no disagreements between the registrant and Merdinger, Fruchter, Rosen & Corso, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Merdinger, Fruchter, Rosen & Corso, P.C., would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

     The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by Merdinger, Fruchter, Rosen & Corso, P.C., as the independent accountants of Registrant.

ITEM 5.   OTHER EVENTS
     Not applicable.

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS
     Not applicable.

ITEM 7.   FINANCIAL STATEMENTS
     Not applicable.

ITEM 8.   CHANGE IN FISCAL YEAR
     Not applicable.

EXHIBITS
16* Letter of Merdinger, Fruchter, Rosen & Corso, P.C. regarding change in certifying accountant.
______
*Filed herewith

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                   VOYAGER ENTERTAINMENT INTERNATIONAL, INC.

                                   By /s/ Richard Hannigan
                                         Richard Hannigan, President

Date: September 5, 2002